UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 17, 2019

MEDPACE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37856	32-0434904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5375 Medpace Way
Cincinnati, Ohio 45227
(Address of Principal Executive Offices, and Zip Code)

(513) 579-9911
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MEDP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 17, 2019, Medpace Holdings, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders.  As of March 25, 2019, the record date for the Annual Meeting, there were 35,826,222 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  A quorum was present at the Annual Meeting, as required by the Company’s Amended and Restated Bylaws.

Proposal 1 — Election of a Director

The following individual was elected to the Company’s Board of Directors to serve as a Class III Director until the Company’s 2022 Annual Meeting of Stockholders, and until his successor shall have been duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
August J. Troendle	22,798,618	8,820,127	1,705,210

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,090,307	222,922	10,726	N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPACE HOLDINGS, INC.

Date:	May 17, 2019	By:	/s/ Stephen P. Ewald
		Name:	Stephen P. Ewald
		Title:	General Counsel and Corporate Secretary